Exhibit 10.18
EXECUTION COPY
PLEDGE AGREEMENT
PLEDGE AGREEMENT dated as of August 14, 2007 between RONALD BREWER and RICHARD COODY (the “Pledgors”) and PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD. (the “Pledgee”).
NOW, THEREFORE, it is agreed:
For good and valuable consideration, the receipt of which is hereby acknowledged, as collateral security for the due and punctual payment and performance of all the Secured Obligations (as defined below), the Pledgors hereby deposit and pledges with Pledgee the shares of stock indicated on Annex 1 hereto (all such shares, together with all other shares of stock required to be deposited hereunder the “Pledged Securities”) and hereby grants to the Pledgee a first security interest in and a first lien upon, and hereby assigns, transfers, pledges and sets over to the Pledgee, all of Pledgors’ right, title and interest in and to the following (the “Collateral”) but in no other assets or property of the Pledgors:
(a) the Pledged Securities;
(b) all dividends and interest on the Pledged Securities;
(c) all proceeds of the Pledged Securities and any of the other Collateral;
(d) all other securities, money and other property required to be pledged hereunder, and all rights related thereto; and
(e) all other rights of the Pledgors with respect to the foregoing Collateral.
Unless otherwise defined herein, all terms used in this Pledge Agreement shall have the same meaning as used in that certain Letter Agreement dated of even date herewith between the Pledgee and Amerex Group, Inc., a Delaware corporation (the “Borrower”), as the same may from time to time be amended, restated, supplemented or otherwise modified (as so amended, restated, supplemented or otherwise modified from time to time, the “Letter Agreement”), if defined therein, or in the Note (as defined below). As used herein, the term “Secured Obligations” shall mean (i) all obligations of the Pledgors under this Pledge Agreement and (ii) all obligations of the Borrower, for principal, interest or otherwise, incurred under or in connection with the Letter Agreement, the Secured Promissory Note dated the date hereof in the principal amount of $750,000 issued by the Borrower to the Pledgee (the “Note”) and the other Loan Documents at any time executed by the Borrower.
Section 1. Representations. The Pledgors represent, warrant and covenant, which representations, warranties and covenants shall survive the execution and delivery hereof, as follows:
(a) The Pledged Securities are duly and validly issued and are fully paid and non-assessable shares of the Borrower.

(b) When deposited with the Pledgee, the Pledged Securities will be duly and validly pledged hereunder in accordance with applicable law, and the Pledgors warrant, covenant and agree to defend the Pledgee’s rights and title in and to the Pledged Securities against the claims and demands of all persons and entities.
(c) The Pledgors are the sole legal and equitable owner of, and have good title to, all of the Pledged Securities listed on Annex 1 hereto as being pledged by such Pledgors, free and clear of all claims, security interests, mortgages, pledges, liens and other encumbrances of every nature whatsoever, but subject to the any restrictions imposed by the securities laws, except in favor of the Pledgee. The Pledgors have full power, authority and legal right to pledge the Pledged Securities being pledged by such Pledgors as herein provided.
(d) Each certificate evidencing the Pledged Securities is issued in the name of the Pledgors as provided in Annex 1 hereto, and each such certificate has been duly executed in blank by the Pledgors or has attached thereto an instrument of transfer or assignment duly executed in blank by the Pledgors, with signatures appropriately guaranteed with a Medallion Signature Guarantee and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Pledgee.
(e) The security interest described in this Pledge Agreement represents a valid first lien on and security interest in the Collateral superior and prior to the rights of all third persons or entities.
(f) No filings or recordings (including, without limitation, under the Uniform Commercial Code) are necessary to be made in order to perfect, protect and preserve the lien on and security interest in the Collateral created by this Pledge Agreement.
(g) The Pledgors will not (i) sell, assign, transfer or otherwise dispose of any of the Collateral, or any rights pertaining thereto, or (ii) create, or suffer to be created or to exist, any mortgage, pledge, lien, security interest, charge or encumbrance upon the Collateral or any part thereof, or upon the income or profits thereof or any other rights related thereto, other than pursuant to (or as permitted by) this Pledge Agreement, or (iii) directly or indirectly amend, modify, surrender, compromise, accept prepayment of, or waive any of their rights under, any of the Pledged Securities (or agree to any of the foregoing) or take any action to enforce same without the prior written consent of Pledgee. The issuer of the Pledged Securities by its acknowledgement and consent hereto agrees that such will not be done without such consent. The Pledgors will, from time to time, promptly pay and discharge all taxes, assessments and other governmental charges, the lien of which would or might be prior or equal to the lien of this Pledge Agreement, imposed upon the Collateral or any part thereof or upon the income or profits therefrom, and also all taxes, assessments and other governmental charges imposed upon the lien or interest of the Pledgee under this Pledge Agreement or in respect of the Collateral, and at their expense will take all such other action as from time to time may be necessary or appropriate to preserve the lien of this Pledge Agreement on the Collateral as a first lien thereon.
(h) This Pledge Agreement has been duly authorized by all necessary action on the part of the Pledgors and the Pledgors have obtained all consents and approvals (governmental, third party or otherwise) necessary in connection therewith, including without limitation all such consents and approvals necessary for the Pledgee to sell, assign or otherwise transfer any or all of the Pledged Securities to a third party as provided in Section 6 hereof (except to the extent that any such sale may require compliance with the Securities Act of 1933 (the “1933 Act”) or comparable provisions of any applicable state securities laws). This Pledge Agreement is the Pledgors’ valid and binding obligation, enforceable against the Pledgors in accordance with its terms.

(i) The Pledged Securities now constitute 15% of the issued and outstanding shares of the issuer thereof.
(j) The Pledgors hereby agree to deliver to the Pledgee immediately, upon receipt thereof, all certificates representing any additional shares of stock or other equity securities of each issuer of Pledged Securities that are hereafter acquired by Pledgors, each such certificate to be duly executed in blank or have attached thereto a stock power duly signed in blank by the Pledgors.
Section 2. Transfer of Shares/Sale of Shares. During the existence and continuation of any Event of Default, the Pledgee may, in its discretion, cause all or any of the Pledged Securities to be transferred into its name or that of a nominee or nominees (to the extent that any of the Pledged Securities are not already so transferred); provided however that Pledgee, or its nominee or nominees, shall sell the Shares in a commercially reasonable manner consistent with Pledgee’s business judgment concerning the timing of such sales and subject to any restrictions on such sales under the securities laws.
Section 3. Voting Rights Prior to Event of Default. So long as an Event of Default shall not have occurred and be continuing, the Pledgors shall be entitled, to the extent not inconsistent with this Pledge Agreement and the other Loan Documents:
(a) To exercise the voting power with respect to the Pledged Securities and for that purpose the Pledgee shall execute or cause to be executed from time to time (at the expense of the Pledgor) such proxies or other instruments in favor of the Pledgors or their nominees, in such form and for such purposes as shall be reasonably required by the Pledgors and as shall be specified in a written request therefor, to enable it to exercise such voting power with respect to the Pledged Securities; provided that such voting power shall not, without the Pledgee’s prior written consent, be exercised by the Pledgors to (i) adversely affect the interests of the Pledgee in connection with any of the Pledged Securities; or (ii) in any manner that is inconsistent with the terms of the Letter Agreement, the Note or any other Loan Document;
(b) To receive and retain for their own account any and all dividends (other than stock dividends and liquidating dividends), interest and principal at any time and from time to time paid, or declared or permitted to be paid, upon any of the Pledged Securities; and
(c) To exercise any conversion, option or similar right permitted by the terms of any of the Pledged Securities (subject, however, to Section 4 hereof), but only with the prior written consent of the Pledgee.

          Section 4. Dissolution of Issuer; Stock Dividends. If, upon the dissolution or liquidation (in whole or in part) of the issuer of any of the Pledged Securities, any sum shall be paid upon or with respect to any of the Pledged Securities, such sum shall be promptly paid over to the Pledgee, to be held by the Pledgee as collateral security for the Secured Obligations. In case any stock or similar dividend shall be declared on any of the Pledged Securities, or any shares of stock or other debt or equity securities shall be issued upon conversion of any of the Pledged Securities (or the exercise of any option or similar right), or any shares of stock or fractions thereof shall be issued pursuant to any stock split or merger involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital stock of the issuer of any of the Pledged Securities or the merger or reorganization thereof or otherwise, the shares or other property so distributed shall be delivered promptly to the Pledgee (accompanied, where applicable, by proper instruments of assignment and/or stock powers executed by Pledgors in accordance with the Pledgee’s instructions) to be held by it as collateral security for the Secured Obligations.
Section 5. Voting Rights After Event of Default. If any Event of Default shall have occurred and be continuing:
(a) the Pledgee shall thereafter be entitled (i) to exercise the voting power with respect to the Pledged Securities, (ii) to receive and retain, as collateral security for the Secured Obligations, any and all dividends, principal and interest at any time and from time to time declared or paid upon any of the Pledged Securities, and (iii) to exercise any conversion, option or similar right permitted by the terms of any of the Pledged Securities; and
(b) any dividends, principal, interest or other sums paid to the Pledgors upon or with respect to any of the Pledged Securities shall be received by the Pledgors on behalf of and in trust for the Pledgee and shall be paid over promptly to the Pledgee, to be held by the Pledgee as collateral security for the Secured Obligations.
Section 6. Certain Rights of Pledgee After Event of Default. (a) If any Event of Default shall have occurred and be continuing, the Pledgee may exercise all rights of a secured party under the Uniform Commercial Code and, without obligation to resort to other security, may at any time and from time to time:
(i) sell, resell, assign and deliver, in its discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or any of them may then be listed, or at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and on such terms as the Pledgee may determine, the Pledgors hereby agreeing that, upon such sale, any and all equity or right of redemption of the Pledgors shall be automatically waived and released without any further action on the part of the Pledgors, and in connection therewith the Pledgee may grant options, all without either demand, advertisement or notice (except as required by law), all of which (to the extent permitted by law) are hereby expressly waived. In the event of any such sale, the Pledgee shall give the Pledgors ten days’ prior written notice of its intention to sell except that, if the Pledgee shall determine, in its reasonable discretion, that any of the Pledged Securities threatens to decline speedily in value, any such sale may be made upon three days’ prior written notice to the Pledgor. Upon each such sale, the Pledgee may purchase all or any of the Pledged Securities being sold, free from any equity or right of redemption, which, upon each such sale, shall be waived and released. Any such sale or other disposition shall be made in a commercially reasonable manner.

The proceeds of each such sale shall be applied as provided in Section 7 hereof. The balance, if any, remaining after indefeasible cash payment in full of the Secured Obligations shall be paid over to the Pledgor or their designee. For the purposes of this Section 6, an agreement to sell any or all the Pledged Securities entered into after the applicable notice period specified above shall be treated as a sale thereof, and the Pledgee shall be entitled to carry out such sale pursuant to such agreement and the Pledgors shall not be entitled to the return of any of the Pledged Securities subject thereto notwithstanding the fact that after the Pledgee shall have entered into any such agreement the Pledgors or any affiliate thereof shall have tendered payment in full of the Secured Obligations; and
(ii) appropriate and apply all money held as part of the Collateral to the Secured Obligations.
(b) Pledgors recognize that, by reason of certain prohibitions contained in the 1933 Act and applicable state securities laws, the Pledgee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgors acknowledges that any such private sale may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.
Section 7. Certain Rights of Pledgee Without Event of Default. From time to time, the Borrower, in its discretion, may direct the Pledgors to sell the Pledged Securities, or a portion thereof, in satisfaction of the Secured Obligations, in whole or in part, even in the absence of any Event of Default under the Letter Agreement or the Secured Promissory Note.
(a) In connection with any such transaction under this Section 7. Pledgors agree to cooperate to effectuate any such sale transaction, waive any objections, covenant not to sue Pledgee, and, without limiting any other representations in this Pledge Agreement, represent that they have received full and adequate consideration from the Borrower in connection with this provision.
(b) Notwithstanding the foregoing, the Borrower shall have no right to initiate a transaction under this Section 7., without the prior written consent of the Pledgee, which may be withheld in Pledgee’s sole and absolute discretion. If the Pledgee grants its consent, Pledgee shall have discretion to supervise and direct the liquidation of the securities in the name of the Pledgors and shall have the right to require Borrower and Pledgors to take all reasonable steps necessary to preserve Borrower’s security interest in the proceeds of any such sale.
(c) In connection with any sale or disposition of Pledged Securities under this provision, Pledgors irrevocably appoint Pledgee to act as its attorney-in-fact as provided under Section 17.
(d) Any Pledged Securities not sold pursuant to this Section 7. shall remain subject to this Pledge Agreement.

Section 8. Distribution of Proceeds. Except as otherwise provided herein, all money that the Pledgee shall receive, in accordance with the provisions hereof, whether by sale of the Pledged Securities or otherwise, shall be applied in the following manner: First, to the payment of all costs and expenses incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Pledge Agreement or any of the reasonable expenses and disbursements of the Pledgee (including without limitation the fees and disbursements of its counsel and agents); Second, to the payment of the Secured Obligations in such order as the Pledgee may determine; and Third, the balance, if any, to the Pledgors (unless Pledgee shall otherwise be required or obligated to pay same (or any portion thereof) to the holder of any other pledge). Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgors or to whomsoever may be lawfully entitled to receive such surplus.
Section 9. Cumulative Remedies; Standard of Care. The rights, powers and remedies (collectively, the “Rights”) provided herein in favor of the Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other Rights in favor of the Pledgee existing at law or in equity, including (without limitation) all of the Rights available to a secured party under the provisions of the Uniform Commercial Code as adopted in any appropriate jurisdiction. The Pledgee shall exercise the same care and diligence in holding the Pledged Securities that the Pledgee would devote to the custody of securities and certificates owned by the Pledgee.
Section 10. Sale of Pledged Securities. If any Event of Default shall have occurred and be continuing, the Pledgee shall have the right, for and in the name, place and stead of the Pledgors, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities and the other Collateral.
Section 11. Delay; Amendment. No delay on the part of the Pledgee in exercising any of its rights, or partial or single exercise thereof, shall constitute a waiver thereof. No provision of this Pledge Agreement shall (as to any Pledgor) be waived, amended, supplemented or otherwise modified except by a written instrument executed by such Pledgor and the Pledgee. Without limiting the generality of the foregoing, no amendment of Annex 1 hereto to reflect a change of ownership of any Pledged Securities shall require the signature of any Pledgor other than that of the Pledgor whose securities are being transferred or acquired and no amendment of Annex 1 hereto to add any Person as a pledgor hereunder shall require the signature of any Pledgor other than the Person whose securities are being pledged.
Section 12. Survival of Obligations. The obligations of the Pledgors hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgors or any issuer of the Pledged Securities; (b) any exercise or non-exercise, or any waiver, by the Pledgee of any right under or in respect of the Secured Obligations or any security for any of the Secured Obligations (other than this Pledge Agreement); or (c) any amendment to or modification of the Letter Agreement, the other Loan Documents, the Secured Obligations or any security for any of the Secured Obligations (other than this Pledge Agreement), whether or not the Pledgors shall have notice or knowledge of any of the foregoing.
Section 13. Return of Pledged Securities. After the indefeasible cash payment in full of all of the Secured Obligations, the Pledgors (except to the extent otherwise contemplated by this Pledge Agreement) shall be entitled to the return of all of the Pledged Securities and of all Collateral which have not been used or applied toward the payment in full of the Secured Obligations, without representation or warranty of any kind by the Pledgee (except a representation that Pledgee has not encumbered said Pledged Securities).

Section 14. Assignment. This Pledge Agreement is binding upon the Pledgors, the Pledgee and their respective executors, administrators, successors and assigns and shall inure to the benefit of the Pledgee and its successors and assigns. The Pledgors may not assign their rights or obligations hereunder without the prior written consent of the Pledgee and any purported assignment without such consent shall be null and void.
Section 15. Governing Law. THIS PLEDGE AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND ANY MATTERS RELATING TO THE PLEDGE AGREEMENT AND THE SECURED OBLIGATIONS, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED EXCLUSIVELY BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. NO STATE’S LAW EXCEPT NEW YORK STATE LAW SHALL APPLY TO ANY MATTER ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT.
Section 16. Further Assurances. The Pledgors hereby agrees, at their own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as the Pledgee may reasonably request to effect the purposes of this Pledge Agreement and to secure to the Pledgee the benefits of all rights, authorities and remedies conferred upon the Pledgee by the terms of this Pledge Agreement. In the event that at any time hereafter, due to any change in circumstances, including without limitation, any change in any applicable law, or any decision hereafter made by a court construing any applicable law, it is, in the opinion of counsel for the Pledgee, necessary or desirable to file or record this Pledge Agreement or any financing statement or other instrument or document respecting this Pledge Agreement or the pledge made hereunder, the Pledgors agree to pay all fees, costs and expenses of such recording or filing and to execute and deliver any instruments that may be necessary or appropriate to make such filing or recording effective. The Pledgee shall have the right to file any such financing statements without the signature of the Pledgors to the extent permitted by applicable law.
Section 17. Attorney-in-Fact. The Pledgee is hereby appointed the attorney-in-fact of the Pledgors for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, if any Event of Default shall have occurred, the Pledgee shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgors representing any distribution in respect of the Pledged Securities or the other Collateral or any part thereof and to give full discharge for the same.
Section 18. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

Section 19. Indemnification. (a) The Pledgors agree to indemnify the Pledgee from and against any and all claims, damages, losses, liabilities and expenses arising out of or in connection with or resulting from this Pledge Agreement (including without limitation, enforcement of this Pledge Agreement), unless and to the extent that such claims, damages, losses, liabilities or expenses are attributable to the Pledgee’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(b) The Pledgors will upon demand promptly pay to the Pledgee the amount of any and all costs and expenses incurred in connection with the enforcement of any rights under, this Pledge Agreement and the reasonable expenses and disbursements of the Pledgee (including without limitation the fees and disbursements of its counsel and agents).
Section 20. Waiver of Jury Trial. EACH OF THE PLEDGEE AND THE PLEDGORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, THE INDEBTEDNESS OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PLEDGEE, THE PLEDGOR, ANY OTHER PLEDGOR, THE BORROWER OR ANY OTHER PERSON OR ENTITY.
Section 21. Notices; Headings. (a) Any notice or demand upon the Pledgors under this Pledge Agreement shall be deemed to have been sufficiently given or served for all purposes hereof when mailed, postage prepaid, by registered or certified mail, return receipt requested, or when telegraphed, telecopied or telexed or delivered by hand (or by Federal Express or similar courier service), to the Pledgors at their addresses set forth on Annex 1 or at such other address as the Pledgors may designate in a writing mailed, delivered, telegraphed, telecopied or telexed to the Pledgee, provided that in the case where the Pledgee is required to give only three days’ notice of a proposed sale of the Collateral such notice if delivered by mail shall not be deemed given until delivered. All notices to the Pledgee provided for herein shall be deemed to have been given when delivered by mail or by hand, or telegraphed, telecopied or telexed, to the Pledgee at its address set forth below or at such other address as the Pledgee may designate in a writing mailed, delivered, telegraphed, telecopied or telexed to the Pledgors.
(b) The descriptive headings of the various provisions of this Pledge Agreement are inserted for convenience of reference only and shall not affect the meaning or construction of any of the provisions of this Pledge Agreement.
(c) As used in this Pledge Agreement, “written,” “writing” and variations thereof shall refer to any form of written communication or a communication by means of telex, telecopier, telegraph or cable.
Section 22. Jurisdiction. The Pledgors hereby agree that any legal action or proceeding against the Pledgors arising out of or relating to this Pledge Agreement or the other documents contemplated hereby or referred to herein shall be brought in any court in the State of New York in New York City or of the United States of America for the Southern District of New York, and by execution and delivery of this Pledge Agreement the Pledgors generally and unconditionally accepts for themselves and in respect to their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Pledgors waive any right to stay or to dismiss any action or proceeding brought before any of said courts on the basis of forum non conveniens. The Pledgors agree that process against the Pledgors in any such action or proceeding may be served against the Pledgors by registered or certified mail sent to the Pledgors at their respective addresses set forth below (or such other address as Pledgee is notified of pursuant to Section 20 hereof), such service being hereby acknowledged by the Pledgors as being effective and binding service in every respect. Nothing herein shall affect the right of the Pledgee to serve process in any other manner permitted by applicable law or shall limit the right of the Pledgee to bring actions and proceedings against the Pledgors in the courts of any other jurisdiction.

Section 23. Counterparts; Joint and Several Obligations. This Pledge Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.
Section 24. Counsel. The Pledgors, the Pledgee and the Borrower represent that they are each represented by their own independent counsel and that their counsel has had the opportunity to review this Pledge Agreement and any related documents.
Section 25. Conflicts. In the case of any direct conflict between the provisions of this Pledge Agreement and the provisions of the any other pledge agreement with respect to Pledged Securities pledged under both agreements, those provisions shall control which afford to the Pledgee the greater rights and security. Without limiting the generality of the foregoing, the parties hereto acknowledge that the inclusion of supplemental rights or remedies in favor of the Pledgee with respect to such Pledged Securities shall not be deemed a conflict with this Pledge Agreement.
IN WITNESS WHEREOF, the Pledgors and the Pledgee have duly executed and delivered this Pledge Agreement as of the date first above written.

Pledgor	Address

RONALD BREWER

RICHARD COODY

PROFESSIONAL OFFSHORE
OPPORTUNITY FUND, LTD.	1400 Old Country Road, Suite 206
Westbury, New York 11590

By

Name:
Title:

CONSENTED TO AND ACKNOWLEDGED:

AMEREX GROUP, INC.

By	/s/ Nicholas J. Malino

Name:	Nicholas J. Malino
Title:	CEO

Annex 1 to
Pledge Agreement
Pledged Securities

Pledgor	Issuer	Class	# of Shares	Cert. #
Ron Brewer	Amerex Group, Inc	Common	250,000	101507
Ron Brewer	Amerex Group, Inc	Common	410,000	101568
Ron Brewer	Amerex Group, Inc	Common	790,000	101509
Richard Coody	Amerex Group, Inc	Common	1,450,000	101564